Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert E. Switz and James G. Mathews and each of them acting individually, as such person’s true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Robert E. Switz Robert E. Switz	President, Chief Executive Officer and Director (principal executive officer)	December 12, 2007

/s/ James G. Mathews James G. Mathews	Vice President and Chief Financial Officer (principal financial officer)	December 12, 2007

/s/ Steven G. Nemitz Steven G. Nemitz	Vice President and Controller (principal accounting officer)	December 12, 2007

/s/ John A. Blanchard III John A. Blanchard III	Director	December 12, 2007

/s/ John J. Boyle III John J. Boyle III	Director	December 12, 2007

/s/ Mickey P. Foret Mickey P. Foret	Director	December 12, 2007

/s/ J. Kevin Gilligan J. Kevin Gilligan	Director	December 12, 2007

/s/ Lois M. Martin Lois M. Martin	Director	December 12, 2007

/s/ William R. Spivey William R. Spivey	Director	December 12, 2007

/s/ John E. Rehfeld John E. Rehfeld	Director	December 12, 2007

/s/ Larry W. Wangberg Larry W. Wangberg	Director	December 12, 2007

/s/ John D. Wunsch John D. Wunsch	Director	December 12, 2007